Exhibit 31.2

Certification of Chief Financial Officer of Immix Biopharma, Inc.

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Gabriel Morris, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Immix Biopharma, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 19, 2025	/s/ Gabriel Morris
Gabriel Morris
Chief Financial Officer (Principal Financial and Accounting Officer)